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                                                               EXHIBIT 23



                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report included in this quarterly report on Form 10-Q for the quarter ended September 30, 1997, of Edison International into the previously filed Registration Statements which follow:

        Registration Form              File No.            Effective Date
        -----------------              --------            --------------

            Form S-3                  333-08115            July 15, 1996
            Form S-8                  333-30913            May 16, 1996
            Form S-8                   33-32302            June 2, 1993
            Form S-8                   33-46713            June 2, 1993
            Form S-8                   33-46714            June 2, 1993
            Form S-3                   33-44148            September 17, 1993



                                                    ARTHUR ANDERSEN LLP
                                                    ARTHUR ANDERSEN LLP



Los Angeles, California
November 12, 1997